SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2023

Timberland Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Washington	0-23333	91-1863696
State or other jurisdiction	Commission	(I.R.S. Employer
Of incorporation	File Number	Identification No.)

624 Simpson Avenue, Hoquiam, Washington	98550
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (including area code) (360) 533-4747

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	TSBK	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 13, 2023, Timberland Bancorp, Inc. (the “Company”) and its wholly-owned subsidiary, Timberland Bank (the “Bank”) announced that, effective March 31, 2023, Robert Drugge, who holds the position of Chief Lending Officer will retire. Mr. Drugge will be replaced by Matthew DeBord who has been with the Company since 2012 and currently holds the position of Senior Vice President and serves as a Commercial Bank Team Leader. Mr. DeBord is a graduate of the University of Washington and Pacific Coast Banking School and began his banking career as a regulator with the Washington State Department of Financial Institutions, Division of Banks.

The Company also announced succession plans for the Chief Credit Officer position. Current Chief Credit Officer, Ed Foster announced that he plans to retire effective December 31, 2023. Todd Van Cise, who has been with the Bank since 2012 will begin transitioning into credit administration and will replace Ed Foster as the Chief Credit Officer.  Mr. Van Cise holds the position of Senior Vice President and has been serving as a Commercial Bank Team Leader.  Mr. Van Cise is a graduate of the University of Washington and Pacific Coast Banking School and previously served four years in the United States Army.

The Company also announced that Carol Duris will be promoted to the Commercial Bank Team Leader for the Pierce, King and Kitsap County markets.  Ms. Duris holds the position of Senior Vice President and has been with the Bank since 2014.  Ms. Duris will move into this role in conjunction with Mr. Van Cise’s transition into credit administration.  Ms. Duris is a graduate of the University of Puget Sound and Pacific Coast Banking School.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TIMBERLAND BANCORP, INC.

DATE: January 13, 2023	By: /s/ Dean J. Brydon
Dean J. Brydon President and Chief Financial Officer